Calculation of Filing Fee Tables
S-1
SMITH MICRO SOFTWARE, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value$0.001 per share	Other	18,224,625	$ 0.86	$ 15,673,177.50	0.0001381	$ 2,164.47
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 15,673,177.50		$ 2,164.47
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 115.86
			Net Fee Due:						$ 2,048.61
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. The proposed maximum offering price per share is estimated at $0.86 per share of Common Stock, the average of the high ($0.88) and low ($0.8401) prices forthe registrant's Common Stock as reported on the Nasdaq Capital Market on May 7, 2026 (rounded to the nearest cent), solely for the purpose of calculating theregistration fee in accordance with Rule 457(c) under the Securities Act.The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. Represents the resale of (i) 7,190,188 shares of Common Stock, which is equal to the maximum number of shares currently issuable upon the conversion of theprincipal amount and pursuant to the terms of those secured convertible promissory notes issued to the Selling Stockholders on or about March 6, 2026 and (ii)11,034,437 shares of Common Stock, which is equal to the maximum number of shares not previously registered and issuable upon the exercise of warrants topurchase one share of Common Stock issued to the Selling Stockholders on or about September 11, 2025, September 17, 2025, September 30, 2025, October 1,2025, October 2, 2025, February 3, 2026, and March 6, 2026 (as applicable) at current exercise prices (with respect to the warrants issued on or about February3, 2026 and March 6, 2026) and adjusted exercise prices subject to stockholder approval (with respect to the warrants issued on or about September 11, 2025,September 17, 2025, September 30, 2025, October 1, 2025, and October 2, 2025).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Smith Micro Software, Inc.	S-1	333-281349	08/07/2024		$ 115.86	Equity	Common Stock, par value $0.001 per share		$ 16,700,000.00
Fee Offset Sources	3	Smith Micro Software, Inc.	S-1	333-281349		08/07/2024						$ 2,464.92
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant withdrew the Registration Statement on Form S-1 filed on August 7, 2024 (File No. 333-281349), filed on August 7, 2024 (the "Prior S-1") by filing a Form RW on September 16, 2024. The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder.

Offset Note
[2]	The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant's Common Stock, par value $0.001 per share under the Prior S-1. The Registrant previously offset (i) $1,079.12 of the total registration fees due under its Registration Statement on Form S-1 (File No. 333-282858) filed on October 28, 2024 against the fees previously paid in connection with the Prior S-1, (ii) $166.68 of the total registration fees due under its Registration Statement on Form S-1 (File No. 333-289351) filed on August 7, 2025 against the fees previously paid in connection with the Prior S-1, (iii) $310.03 of the total registration fees due under its Registration Statement on Form S-8 related to its Amended and Restated Omnibus Equity Incentive Plan (File No. 333-289352) filed on August 7, 2025 against the fees previously paid in connection with the Prior S-1, (iv) $25.84 of the total registration fees due under its Registration Statement on Form S-8 related to its Employee Stock Purchase Plan (File No. 333-289353), filed on August 7, 2025 against the fees previously paid in connection with the Prior S-1; and (v) $767.39 of the total registration fees due under its Registration Statement on Form S-1 (File No. 333-291949) filed on December 4, 2025 against the fees previously paid in connection with the Prior S-1, leaving a remaining balance of $115.86 available for future filing fee offsets by the Registrant. In accordance with Rule457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $115.86, representing a portion of the $2,464.92 fee paid in connection with the Prior S-1. As a result of such offset, the Registrant will have no unused filing fees available to be applied to future filings of the Registrant.

[3]	The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant's Common Stock under the Prior S-1.

Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.001 pershare	9,109,486		S-1	333-291949	12/12/2025
Prospectus Note
[1]	Up to 151,721 shares of the Registrant's Common Stock, par value $0.001 per share issuable upon the exercise of warrants to purchase one share of Common Stock issued to the Selling Stockholders on or about September 11, 2025, September 17, 2025, September 30, 2025, October 1, 2025, and October 2, 2025 are included in this combined prospectus. Such warrants contain full-ratchet anti-dilution adjustment provisions. When originally issued, such warrants were exercisable for 1,650,405 shares of the Registrant's Common Stock at exercise prices of either $0.73 per share or $0.74 per share (as applicable), which were registered on the Registrant's Registration Statement on Form S-1 (File No. 333-291949), which was declared effective on December 12, 2025 (the "December 2025 S-1"). As a result of subsequent issuances of securities by the Registrant, such warrants will be adjusted in accordance with their provisions (provided that the Company receives approval from the Company's stockholders in accordance with Nasdaq Listing Rule 5635) with the result that such warrants will become exercisable for an additional 151,721 shares of Common Stock (for a current aggregate total of 1,802,126 shares) and will have an exercise price of $0.6708 per share. The prospectus, which forms a part of this new Registration Statement, also constitutes Post-Effective Amendment No. 1 to the December 2025 S-1. Accordingly, this Registration Statement contains a combined prospectus pursuant to Rule 429 under the Securities Act and relates to the resale from time to time by the Selling Stockholders of, among other securities, the additional 151,721 shares of Common Stock issuable upon the exercise of such warrants.